                                  EXHIBIT 11.1

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


                           KAGAN MEDIA PARTNERS, L.P.

                   STATEMENT OF COMPUTATION OF NET INVESTMENT
                      INCOME PER LIMITED PARTNERSHIP UNIT

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                 1995           1994           1993
                                              ----------     ----------     ----------
Net Investment Income                         $   68,818     $1,434,067     $3,451,805
Percentage Allocable to Limited Partners              99%            99%            99%
                                              ----------     ----------     ----------
Net Investment Income
     Allocable to Limited Partners            $   68,130     $1,419,726     $3,417,287
                                              ==========     ==========     ==========
Weighted Average Number of
     Limited Partnership Units Outstanding     1,388,473      1,388,473      1,388,473
                                              ==========     ==========     ==========
Net Investment Income
     Per Limited Partnership Unit             $      .05     $     1.02     $     2.46
                                              ==========     ==========     ==========



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